UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 18, 2009
Netezza Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33445	04-3527320

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Forest Street Marlborough, MA	01752

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 382-8200

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On February 24, 2009, Netezza Corporation (the “Registrant”) filed a Current Report on Form 8-K (the “Original Report”) to report the completion of its acquisition of Tizor Systems, Inc. (“Tizor”). At that time, the Registrant stated in the Original Report that it intended to file the required financial statements and pro forma financial information within 71 days from the date that such report was required to be filed. By this Amendment No. 1 to the Original Report, the Registrant is amending and restating Item 9.01 thereof to include the required financial statements and pro forma financial information.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired.
(1)	The historical audited financial statements of Tizor, including Tizor’s consolidated balance sheet as of December 31, 2008 and the related consolidated statement of operations, redeemable convertible preferred stock and stockholders’ deficit and cash flows for the year ended December 31, 2008 are being filed as Exhibit 99.1 to this Form 8-K/A.
(b)	Pro Forma Financial Information
(1)	The unaudited pro forma condensed consolidated financial statements of the Registrant, giving effect to the acquisition of Tizor, are included within Exhibit 99.2 to this Form 8-K/A.
(c)	Shell Company Transactions
Not applicable.
(d)	Exhibits
See Exhibit Index attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Netezza Corporation
Date: May 6, 2009	By:	/s/ Patrick J. Scannell, Jr.
Patrick J. Scannell, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of February 18, 2009, by and among Netezza Corporation, Netezza Holding Corp., Tizor Systems, Inc. and Longworth Venture Partners II-A, L.P. as Indemnification Representative (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 24, 2009).

23.1	Consent of Independent Accountants.

99.1	Audited Financial Statements of Tizor Systems, Inc., dated December 31, 2008.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of Netezza Corporation.

*	Previously filed